As filed with the Securities and Exchange Commission on September 14, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aruba Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	02-0579097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1344 Crossman Ave.

Sunnyvale, CA 94089-1113

(408) 227-4500

(Address, including zip code, and telephone number, including area code, of principal executive offices)

2007 EQUITY INCENTIVE PLAN

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Dominic P. Orr

Chief Executive Officer

Aruba Networks, Inc.

1344 Crossman Ave.

Sunnyvale, CA 94089-1113

(408) 227-4500

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Steven E. Bochner, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value
—To be issued under the 2007 Equity Incentive Plan	5,576,433	(2)	$20.05(4)	$111,807,481.65	$12,813.14
—To be issued under the Employee Stock Purchase Plan	2,230,573	(3)	$17.04(5)	$38,008,963.92	$4,355.83
TOTAL	7,807,006		—	$149,816,445.57	$17,168.97

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2007 Equity Incentive Plan or Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Reflects an automatic annual increase on August 1, 2012 to the number of shares of the Registrant’s common stock reserved for issuance under the 2007 Equity Incentive Plan, which annual increase is provided for in the 2007 Equity Incentive Plan.
(3)	Reflects an automatic annual increase on August 1, 2012 to the number of shares of the Registrant’s common stock reserved for issuance under the Employee Stock Purchase Plan, which annual increase is provided for in the Employee Stock Purchase Plan.
(4)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the price of $20.05 per share, which represents the average of the high and low prices per share of the Registrant’s common stock as reported on the Nasdaq Global Market on September 10, 2012.
(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon 85% of the price of $20.05 per share, which represents the average of the high and low prices per share of the Registrant’s common stock as reported on the Nasdaq Global Market on September 10, 2012. Pursuant to the Employee Stock Purchase Plan, the purchase price of a share of the Registrant’s common stock shall be an amount equal to 85% of the fair market value of a share of common stock at the lesser of such price on the exercise date or the first day of the applicable offering period.

ARUBA NETWORKS, INC.

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.	Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Aruba Networks, Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011, filed with the Commission on September 27, 2011, as amended on February 8, 2012, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2011, filed with the Commission on December 8, 2011;

(3) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2012, filed with the Commission on March 8, 2012;

(4) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2012, filed with the Commission on
June 7, 2012;

(5) The Registrant’s Current Report on Form 8-K filed with the Commission on October 17, 2011;

(6) Item 8.01 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 17, 2011;

(7) The Registrant’s Current Report on Form 8-K filed with the Commission on December 16, 2011;

(8) The Registrant’s Current Report on Form 8-K filed with the Commission on April 13, 2012;

(9) Item 5.02 of the Registrant’s Current Report on Form 8-K filed with the Commission on May 17, 2012;

(10) The Registrant’s Current Report on Form 8-K filed with the Commission on June 13, 2012; and

(11) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No.001-33347) filed with the Commission on March 6, 2007, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes provisions that eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the Registrant provide that:

•

The Registrant shall indemnify its directors for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by applicable law.

•

The Registrant is required to advance expenses to its directors in connection with defending a proceeding in advance of the final disposition of such proceeding, except that such director shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•

The rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant’s policy is to enter into separate indemnification agreements with each of its directors that provide the maximum indemnity allowed to directors by Section 145 of the Delaware General Corporation Law and also provide for certain additional procedural protections. The Registrant also maintains director and officer insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its directors may be sufficiently broad to permit indemnification of the Registrant’s directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (see page II-6)

99.1	2007 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.5 filed with the Registrant’s Annual Report on Form 10-K (File No. 001-33347) on September 27, 2011)

99.2	Forms of Stock Option Agreements under the 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.3B filed with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-139419) on January 24, 2007)

99.3	Form of Stock Option Agreement for Participants Outside the U.S. under the 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 filed with the Registrant’s Annual Report on Form 10-K (File No. 001-33347) on September 24, 2010)

99.4	Form of Restricted Stock Unit Agreement under the 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 filed with the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33347) on December 10, 2008)

99.5	Form of Restricted Stock Unit Agreement for Participants Outside the U.S. under the 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 filed with the Registrant’s Annual Report on Form 10-K (File No. 001-33347) on September 24, 2010)

99.6	Employee Stock Purchase Plan, amended and restated December 16, 2009 (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33347) on March 3, 2010)

99.7	Form of Subscription Agreement under the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4B filed with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-139419) on January 24, 2007)

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 14th day of September, 2012.

ARUBA NETWORKS, INC.

By:	/s/ Dominic P. Orr
Dominic P. Orr
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dominic P. Orr and Michael M. Galvin, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dominic P. Orr Dominic P. Orr	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 14, 2012

/s/ Michael M. Galvin Michael M. Galvin	Chief Financial Officer (Principal Accounting and Financial Officer)	September 14, 2012

/s/ Keerti G. Melkote Keerti G. Melkote	Co-Founder, Chief Technology Officer and Director	September 14, 2012

/s/ Bernard Guidon Bernard Guidon	Director	September 14, 2012

Emmanuel T. Hernandez	Director

/s/ Michael R. Kourey Michael R. Kourey	Director	September 14, 2012

/s/ Douglas M. Leone Douglas M. Leone	Director	September 14, 2012

/s/ Willem P. Roelandts Willem P. Roelandts	Director	September 14, 2012

/s/ Juergen Rottler Juergen Rottler	Director	September 14, 2012

/s/ Daniel Warmenhoven Daniel Warmenhoven	Director	September 14, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (see page II-6)

99.1	2007 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.5 filed with the Registrant’s Annual Report on Form 10-K (File No. 001-33347) on September 27, 2011)

99.2	Forms of Stock Option Agreements under the 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.3B filed with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-139419) on January 24, 2007)

99.3	Form of Stock Option Agreement for Participants Outside the U.S. under the 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 filed with the Registrant’s Annual Report on Form 10-K (File No. 001-33347) on September 24, 2010)

99.4	Form of Restricted Stock Unit Agreement under the 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 filed with the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33347) on December 10, 2008)

99.5	Form of Restricted Stock Unit Agreement for Participants Outside the U.S. under the 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 filed with the Registrant’s Annual Report on Form 10-K (File No. 001-33347) on September 24, 2010)

99.6	Employee Stock Purchase Plan, amended and restated December 16, 2009 (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33347) on March 3, 2010)

99.7	Form of Subscription Agreement under the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4B filed with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-139419) on January 24, 2007)